Exhibit 10.2

HEMAB THERAPEUTICS HOLDINGS, INC.

STOCK OPTION AGREEMENT

Hemab Therapeutics Holdings, Inc. (the “Company”) hereby grants the following stock option pursuant to its 2026 Equity Incentive Plan. The terms and conditions attached hereto are also a part hereof.

Notice of Grant

Name of optionee (the “Participant”):

Grant Date:

Incentive Stock Option or Nonstatutory Stock Option:

Number of shares of the Company’s Common Stock subject to this option (“Shares”):

Option exercise price per Share:[1]

Vesting Start Date:

Final Exercise Date: [2]

Vesting Schedule:

Vesting Date:	Number of Options that Vest:

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein.

This option satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

HEMAB THERAPEUTICS HOLDINGS, INC.
Signature of Participant
By:
Street Address		Name of Officer
Title:
City/State/Zip Code

[1]

This must be at least 100% of the Grant Date Fair Market Value (as defined in the Plan) of the Common Stock on the date of grant (110% in the case of a Participant that owns more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary (a “10% Shareholder”)) for the option to qualify as an incentive stock option (an “ISO”) under Section 422 of the Internal Revenue Code.

[2]

The Final Exercise Date must be no more than 10 years (5 years in the case of a 10% Shareholder) from the date of grant for the option to qualify as an ISO. The correct approach to calculate the final exercise date is to use the day immediately prior to the date ten years out from the date of the stock option award grant (5 years in the case of a 10% stockholder).

Hemab Therapeutics Holdings, Inc.

Stock Option Agreement

Incorporated Terms and Conditions

1. Grant of Option.

This agreement evidences the grant by the Company, on the grant date (the “Grant Date”) set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”), to the Participant of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2026 Equity Incentive Plan (the “Plan”), the number of Shares set forth in the Notice of Grant of common stock, $0.0001 par value per Share, of the Company (“Common Stock”), at the exercise price per Share set forth in the Notice of Grant. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”).

The option evidenced by this agreement is intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) to the maximum extent permitted by law, solely to the extent designated as an incentive stock option in the Notice of Grant. Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule.

This option will become exercisable (“vest”) in accordance with the vesting schedule set forth in the Notice of Grant.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, or in such other form (which may be electronic) as is approved by the Company, and received by the Company, together with payment in full in the manner provided in the Plan, including in the manner set forth in Section 5(f)(3) of the Plan and, solely in the case of Nonstatutory Stock Options, in the manner set forth in Section 5(f)(4) of the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional Share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the restrictive covenants (including, without limitation, the non-competition, non-solicitation, or confidentiality provisions) of any employment contract, any non-competition, non-solicitation, confidentiality or assignment agreement to which the Participant is a party, or any other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for Cause (as defined in paragraph (e) below), this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s service is terminated by the Company for Cause (as defined in below), the right to exercise this option shall terminate immediately upon the effective date of such termination of service. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her service by the Company for Cause, and the effective date of such termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of service (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of service). If the Participant is subject to an individual employment or other service agreement with the Company or eligible to participate in a Company severance plan or arrangement, in any case which agreement, plan or arrangement contains a definition of “cause” for termination of service, “Cause” shall have the meaning ascribed to such term in such agreement, plan or arrangement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s service shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

4. Tax Matters.

(a) Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

(b) Disqualifying Disposition. If this option is an incentive stock option and the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

5. Transfer Restrictions; Clawback.

(a) Transfer Restrictions. This option may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

(b) Clawback. In accepting this option, the Participant agrees to be bound by any clawback policy that the Company has in place or may adopt in the future.

6. Data Privacy.

In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company will process certain personal data relating to the Participant. Such personal data may include, but is not limited to, the Participant’s name, Social Security or other identification number, home address and telephone number, date of birth, employment details, compensation information and other information that is necessary for the administration of the Plan and/or this Agreement (the “Relevant Information”).

The Relevant Information is processed on the following legal bases:

(a) Performance of Contract. The processing of Relevant Information is necessary for the performance of this Agreement and the administration of the Participant’s rights thereunder, including the grant, vesting and exercise of options and the issuance of Shares, pursuant to Article 6(1)(b) of the General Data Protection Regulation (EU) 2016/679 (“GDPR”). The provision of Relevant Information by the Participant is a contractual requirement. Without such information, the Company will not be able to administer the Plan or fulfil its obligations under this Agreement;

(b) Legal Obligation. To the extent required, the processing of Relevant Information is necessary for compliance with applicable legal obligations to which the Company is subject, including tax withholding, tax reporting and filing obligations pursuant to Article 6(1)(c) GDPR; and

(c) Legitimate Interests. The processing of Relevant Information is necessary for the purposes of the legitimate interests pursued by the Company, including ensuring the security of the Plan, maintaining accurate records of equity grants and protecting the legal rights of the Company in connection with the administration of the Plan, pursuant to Article 6(1)(f) GDPR.

The Relevant Information may be transferred to, and processed by, third parties and affiliates of the Company acting as processors or joint controllers in connection with the purposes set out above, including payroll providers, share plan administrators, tax authorities and legal or financial advisers.

Any transfer of Relevant Information to recipients located outside the European Economic Area shall be subject to appropriate safeguards in accordance with Chapter V GDPR, including, where applicable, standard contractual clauses adopted by the European Commission pursuant to Article 46(2)(c) GDPR. A copy of the standard contractual clauses is available upon request.

Relevant Information will be retained for as long as is necessary to fulfil the purposes set out in this Section 6 and to comply with applicable legal obligations. In determining the appropriate retention period, the Company will have regard to the nature and sensitivity of the Relevant Information, the purposes for which it is processed and applicable statutory retention requirements. Further details of applicable retention periods are set out in the Company’s privacy notice.

Subject to applicable law, the Participant has the following rights in respect of the Relevant Information:

(i) the right to request access to the Relevant Information held about the Participant;

(ii) the right to request rectification of inaccurate or incomplete Relevant Information;

(iii) the right to request erasure of Relevant Information in certain circumstances;

(iv) the right to request restriction of processing of Relevant Information in certain circumstances;

(v) the right to data portability in respect of Relevant Information processed on the basis of Article 6(1)(b) GDPR;

(vi) the right to object to processing carried out on the basis of Article 6(1)(f) GDPR, on grounds relating to the Participant’s particular situation; and

(vii) the right to lodge a complaint with the competent data protection supervisory authority in the Participant’s country of residence.

The Company does not carry out any automated decision-making, including profiling, in respect of the Relevant Information that produces legal or similarly significant effects on the Participant.

7. Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.